UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 25, 2014 (November 17, 2014)

Date of Report (Date of earliest event reported)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2014, Mr. Jerry Sheets’ employment with RAAM Global Energy Company (the “Company”) was terminated. Mr. Sheets served as a “named executive officer” of the Company in his role as the Senior Vice President of Land and Business Development. Pursuant to the terms of Mr. Sheets’ employment agreement with the Company, he will receive a one-time separation payment of $41,269 less applicable tax and witholdings, which represents an amount equal to the amount of base salary he would have earned had he remained employed by the Company until December 31, 2014. Mr. Sheets will also be eligible to receive a pro-rata portion of any annual bonus for 2014. The separation payment and eligibility to receive a pro-rata portion of the annual bonus are contingent upon the execution of a Separation and General Release Agreement by Mr. Sheets on or before December 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014

RAAM Global Energy Company

By:	/s/ Howard A. Settle
Name:	Howard A. Settle
Title:	Chief Executive Officer